Exhibit 99.1

Farmland Partners Inc. Reports Full Year 2025 Results

Raises Quarterly Dividend by 50% to $0.09 per share; Beats AFFO Guidance by $0.05 per Share

DENVER, February 18, 2026 (BUSINESS WIRE) -- Farmland Partners Inc. (NYSE: FPI) (“FPI” or the “Company”) today reported financial results for the year ended December 31, 2025.

Selected Highlights

For the year ended December 31, 2025, the Company:

●	recorded net income of $32.2 million, or $0.65 per share available to common stockholders, compared to $61.5 million, or $1.19 per share available to common stockholders for the same period in 2024;
●	recorded AFFO of $17.9 million, or $0.39 per share, compared to $14.1 million, or $0.29 per share, for the same period in 2024 and compared to Q3 2025 updated guidance of $0.34 per share at the midpoint;
●	completed dispositions of 60 properties in the Corn Belt, Delta and South, High Plains and West Coast regions for aggregate consideration of $90.2 million, including $2.1 million in seller financing, and recognized an aggregate net gain on sale of $34.9 million. Of the 60 properties, 23 properties were exchanged for the redemption and cancellation of 31,000 Series A preferred units;
●	completed acquisitions of six properties in the Corn Belt region for total consideration of $7.3 million;
●	decreased total indebtedness by $43.0 million from $204.6 million at December 31, 2024 to $161.6 million at December 31, 2025;
●	repurchased 3,411,581 shares of its common stock at a weighted average price of $11.07 per share;
●	sold Murray Wise Associates, LLC (“MWA”) and its subsidiaries, the Company’s auction, brokerage and third-party management business, at an aggregate gain of $1.0 million, a 23.3% capital appreciation on the Company’s original investment made in late 2021; and
●	declared a one-time special dividend of $0.20 per share of common stock and Class A Common OP Unit in December 2025 which was paid in January 2026.

Subsequent to December 31, 2025, the Company:

●	raised cash dividends by 50% to an annualized dividend of $0.36 per share, or $0.09 per quarter, of common stock and Class A Common OP unit from $0.24 per share, or $0.06 per quarter, of common stock and Class A Common OP unit;
●	completed one disposition in the West Coast region for $1.3 million in aggregate consideration;
●	redeemed the remaining 68,000 Series A preferred units for $68.0 million plus accrued distributions for an aggregate of $68.2 million in cash, eliminating the risk of having to issue common stock at a dilutive price and fortifying and simplifying the Company’s balance sheet;
●	made borrowings, net of repayments, of $76.2 million against the Company’s lines of credit; and
●	made principal advances totaling $2.5 million and received collections totaling $4.9 million on existing loans under the FPI Loan Program.

CEO Comments

Luca Fabbri, President and Chief Executive Officer, commented: “We delivered a very strong financial performance in 2025, producing compelling AFFO per share, further pruning lesser performing and riskier assets at strong sale prices and fortifying and simplifying our balance sheet, eliminating the risk of a significant issuance of common shares at a dilutive stock price through the redemption of the remaining Series A preferred units in February 2026.  Our operating results continue to reflect the strength and resilience of our portfolio and the quality of our tenants. Despite ongoing crop pricing pressures, our tenants remain among the strongest farm operators in the country. Farmland values also remain appealing, as evidenced by our continued ability to produce gains on asset dispositions. Looking ahead to 2026, we believe we are well positioned to continue delivering attractive risk-adjusted total returns through disciplined capital management, high-quality assets, and favorable long-term agricultural trends. As a result, we are raising our quarterly dividend by 50% to $0.09 per share.”

Financial and Operating Results

●	The table below shows financial and operating results for the years ended December 31, 2025 and 2024.

(in thousands)	For the years ended December 31,
Financial Results:	2025	2024	Change
Net Income	$32,172	$61,450	(47.6)%
Net income available to common stockholders ⁽¹⁾	$0.65	$1.19	(45.4)%
AFFO (2)	$17,872	$14,074	27.0%
AFFO per weighted average common share	$0.39	$0.29	34.5%
Adjusted EBITDAre (2)	$30,067	$35,882	(16.2)%

Operating Results:
Total Operating Revenues	$52,178	$58,226	(10.4)%
Net Operating Income (NOI)	$41,915	$46,921	(10.7)%

(1)	Basic net income per share available to common stockholders. See “Note 9—Stockholders’ Equity and Non-controlling Interests” in the Annual Report on Form 10-K for the year ended December 31, 2025, when filed, for more information.
(2)	The year ended December 31, 2025 included approximately $1.0 million of income as a result of a solar lease arrangement with a tenant. The year ended December 31, 2024 included approximately $1.2 million of income from forfeited deposits due to the termination of a repurchase agreement.
●	See “Non-GAAP Financial Measures” below for complete definitions of AFFO, Adjusted EBITDAre, and NOI and the financial tables accompanying this press release for reconciliations of net income to AFFO, Adjusted EBITDAre and NOI.

Acquisition and Disposition Activity

●	During the year ended December 31, 2025, the Company acquired six properties for total consideration of $7.3 million.
●	During the year ended December 31, 2025, the Company completed 60 property dispositions for approximately $90.2 million in aggregate consideration, including $2.1 million in seller financing, and recognized a gain on sale of $34.9 million. Of the 60 property dispositions, the Company exchanged 23 properties for the redemption and cancellation of 31,000 Series A preferred units.
●	In November 2025, we sold MWA, our auction, brokerage and third-party management business, and its subsidiaries, for aggregate consideration of $5.3 million, including $3.3 million in seller financing, and recognized an aggregate gain on sale of $1.0 million.

Balance Sheet

●	The Company had total debt outstanding of approximately $161.6 million at December 31, 2025 compared to total debt outstanding of approximately $204.6 million at December 31, 2024. The Company’s estimated debt to enterprise value was approximately 25.0% at December 31, 2025.
●	At December 31, 2025, the Company had access to liquidity of $172.9 million, consisting of $9.3 million in cash and $163.6 million in undrawn availability under its credit facilities. The Company used approximately $80.2 million of this liquidity in February 2026 to redeem all outstanding Series A preferred units, simplifying the balance sheet and eliminating the risk of conversion of Series A preferred units into common shares at a dilutive stock price.
●	As of February 13, 2026, the Company had 43,836,899 shares of common stock outstanding on a fully diluted basis.

Dividend Declarations

On February 17, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.09 per share of common stock and Class A Common OP unit. The dividends are payable on April 15, 2026 to stockholders and common unit holders of record as of April 1, 2026.

2026 Earnings Guidance and Supplemental Package

For 2026 earnings guidance, please see page 15 of the supplemental package, which can be accessed through the Investor Relations section of the Company's website.

Conference Call Information

The Company has scheduled a conference call on February 19, 2026, at 11:00 a.m. (U.S. Eastern Time) to discuss the financial results and provide a company update.

The call can be accessed live over the phone by dialing 1-800-715-9871 and using the conference ID 8436455. The conference call will also be available via a live listen-only webcast that can be accessed through the Investor Relations section of the Company's website, www.farmlandpartners.com.

A replay of the conference call will be available beginning shortly after the end of the event until March 1, 2026, which can be accessed by dialing 1-800-770-2030 and using the playback ID 8436455. A replay of the webcast will also be accessible on the Investor Relations section of the Company's website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to third-party farmers (both tenant and non-tenant) and landowners secured by farm real estate and/or other agricultural related assets. As of December 31, 2025, the Company owned and/or managed approximately 71,600 acres of farmland in 11 states, including Arkansas, California, Colorado, Illinois, Indiana, Louisiana, Missouri, Nebraska, South Carolina, Texas and West Virginia. In addition, the Company owns land and buildings for four agriculture equipment dealerships in Ohio leased to Ag Pro under the John Deere brand. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014. Additional information: www.farmlandpartners.com or (720) 452-3100.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook and the outlook for the farm economy generally, proposed and pending acquisitions and dispositions, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance, and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the ongoing war in Ukraine and the and other geopolitical tensions and their impacts on the world agriculture market, world food supply, the farm economy generally, and our tenants’ businesses; changes in trade policies in the United States and other countries that import agricultural products from the United States, including the imposition of tariffs; high inflation and elevated interest rates; the onset of an economic recession in the United States and other countries that impact the farm economy; extreme weather events, such as droughts, tornadoes, hurricanes, wildfires or floods; the impact of future public health crises on our business and on the economy and capital markets generally; general volatility of the capital markets and the market price of the Company’s common stock; changes in the Company’s business strategy, availability, terms and deployment of capital; the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all; availability of qualified personnel; changes in the Company’s industry, interest rates or the general economy; adverse developments related to crop yields or crop prices; the degree and nature of the Company’s competition; the outcomes of ongoing litigation; the timing, price or amount of repurchases, if any, under the Company's share repurchase program; the ability to consummate acquisitions or dispositions under contract; and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Consolidated Balance Sheets

Farmland Partners Inc.

Consolidated Balance Sheets

As of December 31, 2025 and 2024

(in thousands, except par value and share data)

	December 31,	December 31,
	2025	2024
ASSETS
Land, at cost	$565,002	$645,592
Grain facilities	7,476	7,714
Groundwater	8,858	11,033
Irrigation improvements	22,741	28,890
Drainage improvements	6,401	8,243
Permanent plantings	28,049	42,461
Other	3,334	3,983
Construction in progress	1,190	1,484
Real estate, at cost	643,051	749,400
Less accumulated depreciation	(26,783)	(31,557)
Total real estate, net	616,268	717,843
Cash and cash equivalents	9,293	78,441
Assets held for sale	—	61
Loans and financing receivables, net	80,232	55,305
Right of use asset, net	169	194
Accounts receivable, net	4,408	4,287
Derivative asset	141	498
Inventory	2,316	2,659
Equity method investments	4,245	4,101
Intangible assets, net	—	1,374
Goodwill	—	2,706
Prepaid and other assets	1,993	2,179
TOTAL ASSETS	$719,065	$869,648

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$160,842	$203,683
Lease liability	169	194
Dividends payable	11,483	57,253
Accrued interest	2,116	3,062
Accrued property taxes	1,411	1,650
Deferred revenue	1,243	1,153
Accrued expenses	3,831	6,096
Total liabilities	181,095	273,091

Commitments and contingencies

Redeemable non-controlling interest in operating partnership, Series A preferred units	70,583	101,970

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 43,093,127 shares issued and outstanding at December 31, 2025, and 45,931,827 shares issued and outstanding at December 31, 2024	431	459
Additional paid in capital	520,899	551,994
Retained earnings	117,314	88,352
Cumulative dividends	(179,641)	(160,406)
Other comprehensive income	350	1,512
Non-controlling interests in operating partnership	8,034	12,676
Total equity	467,387	494,587

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$719,065	$869,648

Consolidated Statements of Operations of Operations

Farmland Partners Inc.

Consolidated Statements of Operations

Years Ended December 31, 2025 and 2024

(in thousands except per share amounts)

	For the Years Ended
	December 31,
	2025	2024
OPERATING REVENUES:
Rental income	$35,929	$47,119
Crop sales	5,521	5,027
Other revenue	10,728	6,080
Total operating revenues	52,178	58,226

OPERATING EXPENSES
Depreciation, depletion and amortization	4,168	5,588
Property operating expenses	5,641	7,368
Cost of goods sold	4,622	3,937
Acquisition and due diligence costs	2	28
General and administrative expenses	11,724	14,071
Legal and accounting	2,928	1,654
Impairment of assets	17,821	790
Other operating expenses	39	103
Total operating expenses	46,945	33,539

OTHER (INCOME) EXPENSE:
Other (income)	(493)	(123)
(Income) from equity method investment	(194)	(125)
(Gain) on disposition of assets, net	(35,864)	(54,148)
(Income) from forfeited deposits	—	(1,205)
Interest expense	9,627	18,854
Total other (income)	(26,924)	(36,747)

Net income before income tax benefit	32,157	61,434

Income tax benefit	(15)	(16)

NET INCOME	32,172	61,450

Net (income) attributable to non-controlling interests in operating partnership	(627)	(1,539)

Net income attributable to the Company	31,545	59,911

Dividend equivalent rights allocated to performance-based unvested restricted shares	(29)	(53)
Nonforfeitable distributions allocated to time-based unvested restricted shares	(136)	(460)
Distributions on Series A Preferred Units	(2,583)	(2,970)

Net income available to common stockholders of Farmland Partners Inc.	$28,797	$56,428

Basic and diluted per common share data:
Basic net income available to common stockholders	$0.65	$1.19
Diluted net income available to common stockholders	$0.61	$1.06
Basic weighted average common shares outstanding	44,196	47,546
Diluted weighted average common shares outstanding	51,255	55,987
Dividends declared per common share - regular and special	$0.44	$1.39

Reconciliation of Non-GAAP Measures

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Years Ended December 31, 2025 and 2024

	For the years ended December 31,
(in thousands except per share amounts)	2025	2024
Net income	$32,172	$61,450
(Gain) on disposition of assets, net	(35,864)	(54,148)
Depreciation, depletion and amortization	4,168	5,588
Impairment of assets	17,821	790
FFO (1)	$18,297	$13,680

Stock-based compensation	2,156	1,963
Real estate related acquisition and due diligence costs	2	28
Distributions on Series A Preferred Units	(2,583)	(2,970)
Severance expense	—	1,373
AFFO (1)	$17,872	$14,074

AFFO per diluted weighted average share data:

AFFO weighted average common shares	45,537	49,127

Net income available to common stockholders of Farmland Partners Inc.	$0.65	$1.19
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.06	0.07
Depreciation, depletion and amortization	0.09	0.11
Impairment of assets	0.39	0.02
Stock-based compensation	0.05	0.04
(Gain) on disposition of assets, net	(0.79)	(1.10)
Distributions on Series A Preferred Units	(0.06)	(0.07)
Severance expense	0.00	0.03
AFFO per diluted weighted average share (1)	$0.39	$0.29

	For the years ended December 31,
(in thousands)	2025	2024
Net income	$32,172	$61,450
Interest expense	9,627	18,854
Income tax benefit	(15)	(16)
Depreciation, depletion and amortization	4,168	5,588
Impairment of assets	17,821	790
(Gain) on disposition of assets, net	(35,864)	(54,148)
EBITDAre (1)	$27,909	$32,518

Stock-based compensation	2,156	1,963
Real estate related acquisition and due diligence costs	2	28
Severance expense	—	1,373
Adjusted EBITDAre (1)	$30,067	$35,882

(1)	The year ended December 31, 2025 included approximately $1.0 million of income as a result of a solar lease arrangement with a tenant. The year ended December 31, 2024 included approximately $1.2 million of income from forfeited deposits due to the termination of a repurchase agreement.

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Years Ended December 31, 2025 and 2024

	For the years ended December 31,
($ in thousands)	2025	2024
OPERATING REVENUES:
Rental income	$35,929	$47,119
Crop sales	5,521	5,027
Other revenue	10,728	6,080
Total operating revenues	52,178	58,226

Property operating expenses	5,641	7,368
Cost of goods sold	4,622	3,937
NOI	41,915	46,921

Depreciation, depletion and amortization	4,168	5,588
Acquisition and due diligence costs	2	28
General and administrative expenses	11,724	14,071
Legal and accounting	2,928	1,654
Impairment of assets	17,821	790
Other operating expenses	39	103
Other (income)	(493)	(123)
(Income) from equity method investment	(194)	(125)
(Gain) on disposition of assets, net	(35,864)	(54,148)
(Income) from forfeited deposits	—	(1,205)
Interest expense	9,627	18,854
Income tax benefit	(15)	(16)
NET INCOME	$32,172	$61,450

Non-GAAP Financial Measures

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures to be useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms in exactly the same way as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit. Nareit defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), impairment write-downs of depreciated property, and adjustments associated with impairment write-downs for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the Nareit definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs, stock-based compensation and incentive, deferred impact of interest rate swap terminations, distributions on the Company’s preferred units and severance expense.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of Nareit’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance. Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures. Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by Nareit in its September 2017 White Paper. Nareit defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates. EBITDAre is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP. The Company believes that EBITDAre is a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance. Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and incentive, real estate related acquisition and due diligence costs and severance expense that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with Nareit’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue), less property operating expenses (direct property expenses and real estate taxes), less cost of goods sold. Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.